As filed with the Securities and Exchange Commission on April 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1169358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

(919) 556-3056

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher T. Hutter

Executive Vice President and Chief Financial Officer

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

(919) 556-3056

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul R. Hess, Esq.

Kegler, Brown, Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

(614) 462-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 13d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share	2,500,000 shares	$12.12	$30,300,000	$4,132.92 (3)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares of common stock as may be issuable with respect to the shares registered hereunder as the result of stock splits, stock dividends or similar transactions affecting the shares.
(2)	Estimated solely for purposes of calculating the registration fee under Rule 457(c) under the Securities Act and based upon the average high and low prices of the common stock as reported on The Nasdaq Global Select Market on April 22, 2013.
(3)	The entire aggregate principal amount of $30,000,000 of the registrant’s securities, which were previously registered on the registrant’s Registration Statement on Form S-4 filed May 6, 2010 (No. 333-166593) (the “Prior S-4”), are unsold securities. All such securities will not be sold under the Prior S-4. Pursuant to Rule 457(p), the $4,132.92 Registration Fee for this Registration Statement on Form S-4 is offset against the $2,139.00 registration fee previously paid in connection with such unsold securities on the Prior S-4. As a result, a Registration Fee of $1,993.92 is being paid herewith. Upon the filing of this Registration Statement, the $30,000,000 of the registrant’s securities that have not been sold pursuant to the Prior S-4 are immediately deemed deregistered and such registration statement is deemed to be terminated.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 26, 2013

PROSPECTUS

POWERSECURE INTERNATIONAL, INC

2,500,000 Shares of Common Stock

This prospectus relates to 2,500,000 shares of our common stock, par value $.01 per share, that we may offer and issue in acquisition transactions that we may make from time to time. We may structure business acquisitions in a variety of ways, including acquiring securities, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or any other form of business combination. We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities that we may acquire. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, preferred stock, cash, notes or assumption of liabilities. The total number of shares issued to consummate any of these acquisitions will be determined through arm’s length negotiations, and we expect that the shares of common stock that we issue in connection with any such transaction will normally be valued at a price reasonably related to the market price of common stock prevailing at or about the time we agree to the particular acquisition, the acquisition is consummated or we issue the shares, or during some other negotiated period.

We do not expect to receive any cash proceeds from the sale of common stock offered under this prospectus.

We expect to pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions and, in some cases, we may issue shares under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

We may also permit persons who receive shares of our common stock in connection with the acquisitions described above to use this prospectus to offer and resell those shares. If this happens, we will not receive any proceeds from such sales. See “Resale of Shares” for information relating to resales of our shares pursuant to this prospectus.

Our common stock is listed and traded on The Nasdaq Global Select Market under the symbol “POWR.” On April 25, 2013, the last sale price of our common stock as reported on The Nasdaq Global Select Market was $13.96 per share.

Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 8 of this prospectus before determining whether to accept our common stock as to all or part of the purchase price for our acquisition of your business, securities or other assets. Any prospectus supplement and any of the documents we incorporate by reference may contain a discussion of additional risks applicable to an investment in us that should also carefully consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

You should rely only on the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus or in any applicable prospectus supplement, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct of any date after their respective dates. You should not assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date on the front of the document or that any of the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, even if this prospectus or any applicable prospectus supplement is delivered, or if any securities are sold, on a later date.

The prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Telephone: (919) 556-3056

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell up to 2,500,000 shares of our common stock, par value $.01 per share, in connection with the acquisition of businesses, assets or securities of other companies, whether by purchase, merger or any other form of business combination.

This prospectus provides you with a general description of the securities that we may offer and sell. If necessary or appropriate, when we offer any shares under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and the transaction. The information in any prospectus supplement may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely solely on the information in that prospectus supplement. Before investing in any of the shares offered under this registration statement, you should read carefully this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus contains, and any prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”

The shares of common stock to be issued in connection with an acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of common stock issued to any person who is deemed to be an “affiliate” of ours following the consummation of the applicable acquisition.

With our consent, persons who receive common stock under this prospectus in connection with acquisitions may use this prospectus to sell such shares at a later date. We refer to these persons in the prospectus as selling stockholders. Please see the information described under the heading “Resales of Shares” to find out more information about resales of the shares by the selling stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

•

our prospects, including our future business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate and our expectations about realizing the revenues in our backlog and in our sales pipeline;

•

the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•

our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position and our market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•

the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

•

fluctuations in our effective tax rates, including the expectation that with the utilization of a significant portion of our tax net operating losses in recent years our tax expense in future years will likely approximate prevailing statutory tax rates;

•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation, warranty claims and other claims and proceedings that arise from time to time.

Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” below, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus or any prospectus supplement, in documents that we include as exhibits to the registration statement of which this prospectus is a part or incorporate by reference into this prospectus or any prospectus supplement, and in other reports and documents we from time to time file with the SEC and incorporate by reference in this prospectus or any prospectus supplement. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this prospectus or any prospectus supplement or in any document we incorporate by reference speak only as of the date of this prospectus, such prospectus supplement or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

POWERSECURE INTERNATIONAL, INC.

Who We Are

PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of products and services to electric utilities and to their large commercial, institutional and industrial customers.

We conduct our core operations through our Utility and Energy Technologies segment, which is the only segment that we have strategically focused on investing in and growing for the last several years. Our Oil and Gas Services segment, which we formerly referred to as our Energy Services segment, contained our non-core business operations, which ceased on-going business activities in 2011 as a result of the completion of our strategy to divest the operations of this segment.

Our Utility and Energy Technologies segment consists of our three product and service areas: our Distributed Generation products and services, our Utility Infrastructure products and services, and our Energy Efficiency products. These three groups of products and services are commonly focused on serving the needs of utilities and their commercial, institutional and industrial customers to help them generate, deliver and utilize electricity more reliably and efficiently.

Our strategy is focused on growing these three product and service areas because they address large unmet market opportunities due to their strong customer value propositions, and because they require unique knowledge and skills that utilize our core competencies. These three product and service areas share a number of common or complementary utility relationships and customer types, common sales and overhead resources, and common facilities.

Our business operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite offices and manufacturing facilities, the largest of which are in the Raleigh and Randleman, North Carolina, McDonough, Georgia and Anderson, South Carolina areas. The locations of our sales organization and field employees are generally in close proximity to the utilities and the commercial, industrial and institutional customers they serve. Our Utility and Energy Technologies segment is operated through our largest wholly-owned subsidiary, PowerSecure, Inc.

Until the divestitures of our remaining non-core business operations in 2011, our Oil and Gas Services segment operated through our two other principal operating subsidiaries: Southern Flow Companies, Inc., which we refer to as “Southern Flow,” and WaterSecure Holdings, Inc., which we refer to as “WaterSecure.” These two businesses were sold in 2011. As a result, our WaterSecure subsidiary no longer has any on-going operating activity, and Southern Flow’s prior operations are reflected as discontinued operations in our consolidated financial statements. The sales of our WaterSecure and Southern Flow operations completed our strategy to monetize our non-core assets in order to focus on the businesses in our Utility and Energy Technologies business segment. As a result of these sales, our Oil and Gas Services segment ceased on-going business activities in June 2011.

In this prospectus, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, and references to our “PowerSecure subsidiary” means PowerSecure, Inc. alone, unless we state otherwise or the context indicates otherwise.

We were incorporated in Delaware on April 5, 1991. In August 2007, we changed our name from Metretek Technologies, Inc. to PowerSecure International, Inc. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus, and any references to our website are intended to be an inactive textual references only.

Recent Developments

Acquisition of Solais Lighting Business

On April 12, 2013, we acquired Solais Lighting, Inc., a Connecticut-based LED lighting company with a proprietary portfolio of LED lamps and fixtures for commercial and industrial applications. Solais’ innovative designs, which are covered by a variety of patents and patents pending, provide their products with enhanced light output, thermal management, optics and light quality, and aesthetics. The acquisition of Solais is intended to strengthen and complement our existing LED business through the addition of new product lines and new skill sets around product design, product commercialization and contract manufacturing and sourcing capabilities. In addition, we believe that our acquisition of Solais will enhance our capabilities in marketing LED lighting through distributor channels.

The acquisition was accomplished through a merger of Solais into a wholly-owned subsidiary of ours. As a result of the merger, the assets, properties, business, debts, liabilities and obligations of Solais prior to the merger became vested in our wholly-owned subsidiary, which was renamed “Solais Lighting, Inc.” after the merger. The merger consideration we paid to the stockholders of Solais was valued at an aggregate of $15 million, less an adjustment deducting the working capital deficit of approximately $0.2 million, and is subject to a post-closing true up adjustment of the final closing working capital balance. As a result, the aggregate merger consideration we paid consisted of approximately $6.5 million in cash plus 675,160 shares of our common stock. For purposes of the merger and the merger consideration, the shares issued to the Solais stockholders in the merger were valued at $12.22 per share, which was their volume-weighted average closing sale price as reported on The Nasdaq Global Select Market over the five trading days immediately preceding the date the Merger was completed.

Acquisition of ESCO Business

On February 28, 2013, we acquired certain assets, including contracts with customers relating to energy efficiency projects, of the energy services business, referred to as ESCO, of Lime Energy Services Co., the operating subsidiary of Lime Energy Co. The acquired ESCO business involves the design, installation and maintenance of energy conservation measures, primarily as a subcontractor to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users, as well as a prime contractor directly to such end users. The acquisition expanded our portfolio of energy efficient facility technologies and expertise, which now includes lighting solutions, HVAC system upgrades, building envelope upgrades, transformer efficiency upgrades and water conservation systems. The business serves ESCOs by providing energy efficiency solutions across a range of facilities, including high-rise office buildings, distribution facilities, manufacturing plants, retail sites, mixed use complexes, large government sites and small, local facilities.

The purchase price for the acquired assets and business consisted of approximately $1.9 million in cash, subject to a post-closing confirmation of the amount of the negative net working capital balance, plus the assumption of approximately a negative $3.6 million net working capital balance. The negative net working capital that we assumed consisted of approximately $6.3 million in accounts receivable and other current assets and approximately $9.9 million in trade payables and other debts, liabilities and obligations relating to the acquired business and assumed contracts. In connection with the acquisition of the ESCO assets and business, we assumed, and since the acquisition we have been in the process of completing the assignment of, certain contracts relating to unfinished projects in the acquired business, along with the assumption of the accounts receivables and accounts payables associated with those projects.

RISK FACTORS

Investing in our shares involves significant risks. Before acquiring any offered shares pursuant to this prospectus, you should consider carefully the risks, uncertainties and other factors and information described in our most recent Annual Report on Form 10-K, and in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our shares could decline, and you could lose all or part of your investment. For more information about our SEC filings, including where you can find them, please see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” In connection with any forward-looking statements included in this prospectus or any applicable prospectus supplement, you should also carefully review the cautionary statements included in this prospectus under “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and issued by us from time to time in connection with the acquisition of assets, businesses or securities of other companies. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the offering of any shares pursuant to this prospectus. When this prospectus is used by a selling stockholder in a public reoffering or resale of shares acquired pursuant to this prospectus, we will not receive any proceeds from such sale by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The following is a description of the general terms of our common stock and of certain provisions of our Second Amended and Restated Certificate of Incorporation, as amended, which we refer to as our restated certificate, and of our Amended and Restated Bylaws, which we refer to as our restated bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and to our restated certificate and of our restated bylaws. For more detailed information, you should refer to our restated certificate and our restated bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the DGCL.

General

Under our restated certificate, we are authorized to issue 50,000,000 shares of common stock, par value $.01 per share. As of April 15, 2013, 18,922,708 shares of common stock were issued and outstanding.

In addition, under our restated certificate, we are authorized to issue up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares are designated as Series B and intended for a previous private placement, 500,000 shares are designated as Series C, and 2,000,000 shares are undesignated and available for issuance as “blank check” preferred stock. As of April 15, 2013, no shares of our preferred stock were outstanding.

Voting Rights, Dividends and Other Rights

The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will upon issuance be, fully paid and non-assessable.

Subject to any preferential or other rights of the holders of any shares of preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose.

In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations and after payment of any liquidation preferences to the holders of any shares of preferred stock then outstanding.

The rights of holders of our common stock are subject to and may be adversely affected by the rights, preferences and privileges of the holders of shares of any series of preferred stock that we may issue in the future.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “POWR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Anti-Takeover Provisions

Certain provisions of Delaware law, our restated certificate and restated bylaws, and our stockholder rights plan discussed below could discourage, delay or prevent a proxy contest or other change in control or a change in management. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.

Delaware Business Combinations Statute. We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with such person’s affiliates and associates, owns (or, within three years prior, did own) 15% or more of the corporation’s voting stock.

Blank Check Preferred Stock. Our restated certificate authorizes the issuance of up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares of preferred stock were not designated as of the date of this prospectus. The board has the authority, without further approval of the stockholders, to issue and determine the powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, conversion or exchange rights, redemption rights and price (including sinking fund provisions) and liquidation preference. The board can issue shares of preferred stock in one or more series and fix the number of shares constituting any such series and the designation thereof. The rights and preferences of any series of preferred stock that we issue in the future could adversely affect the voting power and ownership interest of holders of our common stock.

Classified Board of Directors and Limitation on Removal of Directors. Our restated certificate provides that our board is divided into three classes, each serving staggered three-year terms, so that only approximately one-third of the directors are elected at each annual meeting of stockholders. All directors elected to our classified board will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board may be removed only for cause and only by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws contain provisions requiring that, in order for nominations to the board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. Generally, for an annual meeting, a stockholder’s notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting, provided if the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder must be delivered not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the annual meeting was first made. The notice must set forth specific information regarding the proposing stockholder, the proposed business or director nominee and such other information, and the stockholder must follow the procedures, specified in the restated bylaws. Such requirements in our restated bylaws are in addition to the requirements set forth in the rules and regulations of the SEC under the Exchange Act. If it is determined that a nomination or other business was not properly brought before a meeting in accordance with our restated bylaw provisions, such business will not be conducted and such nominee will be disregarded at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Chairman of the board, our President or by our Secretary at the request in writing of a majority of our board. Business to be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting.

No Stockholder Action by Written Consent. Our restated certificate and our restated bylaws require that any action required or permitted to be taken by the stockholders must be taken at a duly called meeting of the stockholders and may not be taken by written consent without a meeting.

Size of the Board. Our restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by the board, provided it shall be not less than four and not more than nine.

Filling Board Vacancies. Under our restated bylaws, any vacancy and any newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the remaining directors, even if less than a quorum, and the director so chosen will hold office until the election of the class of directors for such directorship.

Super-Majority Stockholder Vote Required for Certain Actions. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to authorize a merger, consolidation, sale of all or substantially all assets or similar transaction or to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate requires the affirmative vote of the holders of not less than 80% of our outstanding voting shares in order for us to consolidate or merge with or into another corporation, to cause a combination or majority share acquisition, to sell, transfer or otherwise dispose of all or substantially all of our assets or to dissolve, unless two-thirds of our board approves that action or transaction. In addition, our restated certificate provides that our restated certificate and our restated bylaws can only be amended or repealed by the affirmative vote of the holders of not less than 80% of our outstanding voting shares, unless two-thirds of our board approves such amendment or repeal.

Other Provisions in our Restated Certificate. Our restated certificate contains other provisions that could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us. For example, our restated certificate contains a fair price provision that sets minimum price requirements for potential acquirers under certain conditions. In addition, our restated certificate contains anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders.

Limitation of Liability and Indemnification of Officers and Directors. Our restated certificate and restated bylaws contain provisions permitted under the DGCL eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. In addition, our restated certificate and restated bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with our directors and executive officers providing them with broad rights of indemnification to the fullest extent permitted by law.

PLAN OF DISTRIBUTION

This prospectus covers up to 2,500,000 shares of common stock that we may offer, sell and issue from time to time in connection with acquisitions of assets, businesses or securities of other companies. In addition to the shares of common stock offered by this prospectus, consideration for these acquisitions may consist of any other consideration permitted by law, including without limitation stock options, cash, assets, notes or other evidences of debt, securities that may be convertible into shares of our common stock covered by this prospectus, assumption of liabilities of the businesses, assets or securities being acquired, or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets or securities, the quality and reputation of the business to be acquired and its management, the strategic market position or strategic value to us of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries, or other forms of business combinations. We expect that the shares to be issued to the owners of the businesses, assets or securities to be acquired will normally be valued at a price reasonably related to the market price of such shares when the terms of the acquisition are agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period.

In addition, we may issue shares of our common stock pursuant to this prospectus and any applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The shares of our common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.

We will pay all expenses of this registration and any offerings of shares under this prospectus, other than the expenses of selling stockholders. We do not expect to pay underwriting discounts or commissions in connection with the offer and sale of shares under this prospectus, although we may pay brokers’ commissions or finders’ fees from time to time in connection with certain acquisitions, and the fees may be paid through the issuance of shares of common stock covered by this prospectus. Any person receiving brokers’ commissions or finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of shares purchased by them may be considered underwriting commissions or discounts under the Securities Act.

We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition, and such fees and expenses may be paid through the issuance of shares of common stock covered by this prospectus. We will pay costs and expenses incurred in connection with the registration of the shares of common stock offered hereby.

In an effort to maintain an orderly market in our shares or for other reasons, we may negotiate agreements with persons receiving shares covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.

We may permit individuals or entities who will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such shares. See “Resales of Shares,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their shares of our common stock.

RESALES OF SHARES

In general, the persons to whom we issue common stock under this prospectus, which we refer to as selling stockholders, will be able to offer and resell the shares they receive pursuant to this prospectus in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares offered hereby. As used in this prospectus, the term “selling stockholders” includes any donees, pledges, transferees and other successors-in-interest selling shares received from a named selling stockholder. However, no person who receives any shares under this prospectus will be authorized to use this prospectus for an offer of such shares without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

Selling stockholders may agree that:

•	an offering of shares under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such shares; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

Selling stockholders may sell shares of common stock:

•	through The Nasdaq Global Select Market or any other securities exchange or quotation service on which our shares have been approved for listing or trading in the future;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Selling stockholders may sell their shares at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The transactions above may include block transactions. We do not expect to receive any of the proceeds from any sale of shares by a selling stockholder.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling stockholders and/or the purchasers of securities. Selling stockholders and any brokers, dealers, underwriters or agents that participate with a selling stockholder in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We may pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

We may agree to indemnify selling stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.

Selling stockholders may also offer and sell any shares acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

If required by the Securities Act and the rules of the SEC, at the time a particular offer of a resale of shares is made a supplement to this prospectus will be delivered that identifies the selling stockholders and will provide information about them and describe any material arrangements for the distribution of shares and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling stockholder. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

LEGAL MATTERS

The validity of the shares offered under this prospectus will be passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.

EXPERTS

The consolidated financial statements of PowerSecure International, Inc. and subsidiaries as of December 31, 2012 and December 31, 2011 and for the three year period ended December 31, 2012, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust and subsidiary as of August 31, 2012 and December 31, 2011 and for the three fiscal year period ended August 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports by Hein & Associates LLP, given on the authority of such firm as experts in accounting and auditing.

The financial statements of Solais Lighting, Inc. as of December 31, 2012, and for the one year period then ended, included in our Current Report on Form 8-K/A filed with the SEC on April 26, 2013, have been audited by Fiondella, Milone & LaSaracina LLP, independent registered public accounting firm, as set forth in their report thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports by Fiondella, Milone & LaSaracina LLP, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 with respect to the shares offered by this prospectus with the SEC under the Securities Act. This prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our reports and other information that we file with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 7, 2013;

•

our Current Reports on Form 8-K filed on January 28, 2013, February 20, 2013, March 1, 2013, March 7, 2013, March 19, 2013, April 15, 2013, April 23, 2013 and April 26, 2013 (but, in each case, excluding information furnished but not filed therein);

•

our definitive Proxy Statement filed on April 22, 2013 in connection with our 2013 Annual Meeting of Stockholders, but only to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2007, which incorporates by reference the description of our common stock set forth in the section entitled “Description of Securities” in our Post-Effective Amendment No. 1 to, and Post-Effective Amendment No. 1 to Form S-3 on, Registration Statement on Form S-2 (File Nos. 333-116155 and 333-96369) filed with the Securities and Exchange Commission on April 14, 2005 and any amendments or reports filed with the SEC for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to the completion or termination of the offering of the shares covered by this prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Attention: Investor Relations

Telephone: (919) 556-3056

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information.

We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides for the indemnification of the directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

As permitted by Section 145 of the DGCL, the Registrant’s Second Restated Certificate of Incorporation (“Restated Certificate”) permits the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact such person is or was an officer or director of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Registrant is also permitted to indemnify the same persons against expenses, including attorneys’ fees, actually and reasonably incurred by such persons in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Registrant under the same conditions, except that no indemnification will be made in respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless, and only to the extent that, the adjudicating court determines that such indemnification is proper under the circumstances. To the extent such persons are successful on the merits or otherwise in defense of any such action, suit or proceeding, such indemnification is mandatory. The Registrant may also pay the expenses incurred in any such action, suit or proceeding in advance of its final disposition, upon receipt of an appropriate undertaking by such person. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, or under any provision of the Registrant’s Restated Certificate, by-laws, or under any agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions of the Registrant’s Second Restated Certificate will in any way diminish or adversely affect the rights of any person to indemnification thereunder in respect of any occurrences or matters arising before any such repeal or modification.

The Registrant’s Amended and Restated By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate also eliminates the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, relating to unlawful payments of dividends or unlawful stock purchases or redemptions; and (iv) for any transaction from which a director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, the Registrant’s Restated Certificate also authorizes the Registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the Registrant. The Registrant and its directors and executive officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity.

The Registrant has also entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons to the fullest extent permitted by the Registrant’s certificate of incorporation, by-laws or law against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity, and to advance expenses to them relating to indemnification suits, and which establish certain additional procedural protections that will apply in the event a director or officer makes a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference.

Item 22. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wake Forest, State of North Carolina on the 26th day of April, 2013.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ SIDNEY HINTON
Sidney Hinton President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sidney Hinton, Christopher T. Hutter and Paul R. Hess, jointly and severally, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-4, and any additional registration statement related hereto for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ SIDNEY HINTON Sidney Hinton	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2013

/S/ CHRISTOPHER T. HUTTER Christopher T. Hutter	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	April 26, 2013

/S/ GARY J. ZUIDERVEEN Gary J. Zuiderveen	Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Assistant Secretary (Principal Accounting Officer)	April 26, 2013

/S/ ANTHONY D. PELL Anthony D. Pell	Director	April 26, 2013

/S/ KEVIN P. COLLINS Kevin P. Collins	Director	April 26, 2013

/s/ JOHN A. (ANDY) MILLER John A. (Andy) Miller	Director	April 26, 2013

/s/ THOMAS J. MADDEN Thomas J. Madden III	Director	April 26, 2013

/s/ W. KENT GEER W. Kent Geer	Director	April 26, 2013

S-1

POWERSECURE INTERNATIONAL, INC.

Form S-4

Exhibit Index

The following exhibits are filed herewith or incorporated herein by reference:

(3.1)	Second Restated Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3, Registration No. 333-96369.)

(3.2)	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on August 22, 2007, merging PowerSecure International, Inc. into Registrant and amending Registrant’s Second Amended and Restated Certificate of Incorporation to change the Registrant’s name to PowerSecure International, Inc. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2007.)

(3.3)	Certificate of Amendment to the Second Restated Certificate of Incorporation of PowerSecure International, Inc., filed with the Secretary of State of the State of Delaware on June 19, 2012. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-182214.)

(3.4)	Amended and Restated By-Laws of Registrant. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on April 10, 2009.)

(4.1)	Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-18, Registration No. 33-44558.)

(5.1)	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A. (Filed herewith.)

(23.1)	Consent of Hein & Associates LLP (Filed herewith.)

(23.2)	Consent of Fiondella, Milone & LaSaracina LLP (Filed herewith.)

(23.3)	Consent of Kegler, Brown, Hill & Ritter Co. L.P.A. (Included in Exhibit 5.1.)

(24.1)	Powers of Attorney. (Included on Signature Page to this Registration Statement.)